UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

ENANTA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35839	04-3205099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Kingsbury Avenue
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 607-0800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ENTA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2025, the Board of Directors of Enanta Pharmaceuticals, Inc. (the “Company”) designated Harry R. Trout, III, Vice President, Finance of the Company, as the Company’s interim principal financial officer and Kathleen (“Katie”) S. Capps, CPA, Executive Director, Accounting & Controller, as the Company’s interim principal accounting officer, in each case on an interim basis while Paul J. Mellett, the Company’s Chief Financial and Administrative Officer, is on a medical leave of absence and until such time as Mr. Mellett is able to resume his positions as principal financial officer and principal accounting officer.

Mr. Trout, age 57, joined the Company in July 2002. Mr. Trout has served as Vice President of Finance since December 2020, with responsibility for the Company’s accounting and finance operations. Prior to that, Mr. Trout held various finance roles of increasing responsibility at the Company, most recently serving as the Executive Director, Finance & Controller, from January 2013 to December 2020. Prior to joining the Company, Mr. Trout served as Chief Financial Officer at Focal, Inc. until its acquisition by Genzyme in 2001. Mr. Trout received a Bachelor of Science in Accounting from the Massachusetts College of Liberal Arts and a Master of Business Administration in Finance from Southern New Hampshire University. Mr. Trout is entitled to enter into an indemnification agreement with the Company in substantially the form filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 (the “indemnification agreement”). Mr. Trout has not otherwise entered into any material plan, contract, arrangement or amendment in connection with this interim appointment.

Ms. Capps, age 41, joined the Company in April 2016. Ms. Capps has served as Executive Director of Accounting, Controller since January 2023, with responsibility for the Company’s accounting operations. Prior to that, Ms. Capps worked in various finance roles of increasing responsibility at the Company, most recently serving as the Senior Director of Accounting, Controller from July 2019 to December 2022. Prior to joining the Company, Ms. Capps held similar roles at Vertex Pharmaceuticals and Novanta Inc. Ms. Capps began her career at PricewaterhouseCoopers and is a certified public accountant. Ms. Capps holds a Bachelor of Science and Master’s Degree in Accounting from Bentley University. Ms. Capps is entitled to enter into the indemnification agreement with the Company. Ms. Capps has not otherwise entered into any material plan, contract, arrangement or amendment in connection with this interim appointment.

There is no family relationship between either Mr. Trout or Ms. Capps and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer and neither Mr. Trout or Ms. Capps has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENANTA PHARMACEUTICALS, INC.

Date:	August 27, 2025	By:	/s/ Jay R. Luly, Ph.D.
Jay R. Luly, Ph.D. President and Chief Executive Officer